EXHIBIT 10.20

              Agreement on Termination of Use of Intangible Assets

Party A: Liuzhou Construction Machinery General Factory
Party B: Liuzhou OVM Construction Machinery Co., Ltd.

Party A and Party B, upon mutual negotiation, hereby reach the following agreement on the termination of use of the intangible assets owned by Party A:

1. The "Agreement on the Transfer of Intangible Assets" entered between Party A and Party B on June 5, 1995 shall be terminated on January 31, 2000.

2. Party B still has the right to use the intangible assets of Party A according to the previous agreement before January 31, 2000. When using the intangible assets, Party B guarantees to maintain and protect the honor of the intangible assets owned by Party A and shall not cause any damage to the image and honor of the intangible assets owned by Party
         A. Party B shall not cause any defamation or damage to the intangible assets owned by Party A due to its termination of use of the intangible assets after such termination.

3. Party A and Party B shall comply the clauses of this Agreement strictly, and if any party breaches this Agreement, that breaching party shall bear related economic responsibility.

4. This Agreement is in duplicate, with one held by each party. This Agreement takes effect after signing by the legal representatives of both parties.


Party A:                                    Party B:
Liuzhou Construction Machinery              Liuzhou OVM Construction Machinery
General Factory                             Co., Ltd.


/s/ Chen Qian                               /s/ Ching Lung Po
-------------                               -----------------
Chen Qian                                    Ching Lung Po


December 12, 1999